INSIDER TRADING POLICY Insider Trading Policy Page 1 POLICY STATEMENT It is the intent and policy of Commerce Bancshares, Inc. and its subsidiaries (collectively, “Company”), to comply with the requirements of laws, regulations, statutes, orders or other requirements as they apply to the Insider Trading activities. The Company has adopted this Insider Trading Policy (“Policy”) to further promote compliance with applicable laws that prohibit persons from: (i) trading in securities of the Company while in possession of material nonpublic information, or (ii) providing material nonpublic information related to the Company to other persons who may trade on the basis of that information. POLICY GOVERNANCE The Commerce Bancshares, Inc. Board of Directors’ Audit and Risk Committee (ARC) is responsible for the oversight of this Policy. This Policy has been designated as a “key risk” policy for the Company, requiring annual review and recommendation by the Company’s Enterprise Risk Management Committee (ERM Committee) and annual review and approval by the ARC. The ARC delegates responsibility for the implementation of this Policy and for the day-to-day management, administration and enforcement of this Policy to the Corporate Finance Department and the General Counsel. The General Counsel shall be the Policy Owner for this Policy. The Policy Owner will ensure that this Policy is reviewed and updated as changes to applicable laws, regulations, or internal processes warrant. POLICY SCOPE This Policy applies to all Insiders of the Company and its subsidiaries, as well as their Family Members as further described herein. Recourse for Non-Compliance Failure to comply with the Policy and regulatory guidance exposes the Company to potential fines, penalties, legal prosecution and reputational damage. Employees or contractors that deliberately violate this Policy may be subject to corrective action up to and including termination and/or legal action. POLICY This Policy provides guidelines with respect to transactions in the securities of the Company, and the handling of confidential information related to the Company and the companies with which the Company does business.

INSIDER TRADING POLICY Insider Trading Policy Page 2 PERSONS SUBJECT TO THE POLICY This Policy applies to Insiders (hereinafter defined). The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to the Company’s material nonpublic information. TRANSACTIONS SUBJECT TO THE POLICY This Policy applies to transactions in the Company’s securities (collectively referred to in this Policy as “Company Securities”), including the Company’s common stock, options to purchase common stock, stock appreciation rights, or any other type of debt or equity securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to Company Securities. Transactions subject to this Policy include purchases, sales, and exercises of stock appreciation rights. Bona Fide Gifts (hereinafter defined) of Company Securities are generally excluded from the restrictions of this Policy; provided, however, such Bona Fide Gifts are subject to reporting for Restricted Insiders and are therefore subject to pre-transaction review as set forth under “Mandatory Preclearance of Transactions by Restricted Insiders” herein. CERTAIN DEFINED TERMS “Bona Fide Gift” refers to a gift of Company Securities to a charity, church or non-profit organization that meets the following criteria: • The donor is not required or obligated by any legal duty to make the gift; • The gift is not a payment to settle a debt or other obligation; • The gift is not made with the expectation of receiving something of value, in a material amount, in return for the gift; and • The recipient cannot control, or otherwise influence, the donor in making the gift. Gifts to Family Members (hereinafter defined) will not be considered Bona Fide Gifts for purposes of this Policy. “Company 401(k)” refers to the Commerce Bancshares, Inc. Participating Investment Plan. “Family Members” include a spouse, anyone else who lives in an applicable Insider’s household (including a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), and anyone else who does not live in the Insider’s household, but whose transactions in Company Securities are directed by the Insider or are subject to the Insider’s control (e.g., parents or children who consult with such person before they trade in Company Securities). “Insider Trading” refers to the purchase or sale of a security by an Insider while in possession of material nonpublic information relating to the security or its issuer. “Insiders” collectively refers to directors, officers and employees of the Company and its subsidiaries, as well as their respective Family Members.

INSIDER TRADING POLICY Insider Trading Policy Page 3 “Material Information” is any information that a reasonable investor would consider important in deciding to purchase, hold, or sell securities, including positive or negative information. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. Although it is not possible to list all types of material information, the following are examples of the types of information that are particularly sensitive and ordinarily would be regarded as material: • earnings and related financial performance information; • performance against or changes to externally communicated financial or other performance targets; • impending bankruptcy or the existence of severe liquidity problems; • changes in the cadence or amount of dividends; • an offering of additional securities; • declaration of a stock split or an accelerated share repurchase plan (or any changes to an existing plan); • major strategic transactions, including mergers, acquisitions, or dispositions; • pending material litigation or the resolution of such litigation; • a material cybersecurity incident; or • a change in the Chief Executive Officer. “Nonpublic Information” is information that is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through the internet, television, press releases, interviews, news tickers, publication in a widely available newspaper, a Regulation FD compliant conference call (e.g., webcast), or public disclosure documents filed with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s website. Once information is widely disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. If an Insider has a question as to whether information is material or nonpublic, such Insider should not trade on or communicate the information to anyone without the prior written approval of the General Counsel. “Restricted Insiders” means those directors and executive officers of Company that the Company determines to be subject to Section 16 of the Securities and Exchange Act of 1934, as amended. PROHIBITED TRANSACTIONS An Insider who is aware of material nonpublic information relating to the Company may not directly or indirectly through other persons or entities: • engage in any transactions involving any Company Securities except as otherwise specified in this Policy under the headings “Transactions Under Company Plans” and “Pre-Planned Trading Programs;” • recommend that others engage in transactions in any Company Securities; • disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and consulting firms, unless any such disclosure is made in accordance with the Company’s

INSIDER TRADING POLICY Insider Trading Policy Page 4 policies regarding the protection or authorized external disclosure of information regarding the Company; or • assist anyone engaged in the above activities. In addition, an Insider who learns of material nonpublic information about a publicly traded company that is a customer or vendor may not engage in transactions in that customer’s or vendor’s securities until the information becomes public or is no longer material. It is also the policy of the Company that it will not engage in transactions in Company Securities while aware of material nonpublic information relating to the Company or Company Securities. OTHER PROHIBITED TRANSACTIONS The Company has determined that it is inappropriate for Restricted Insiders to engage in speculative transactions in Company Securities or in certain other transactions in Company Securities that may lead to inadvertent violations of insider trading laws or that create a conflict of interest for the Insider. Therefore, Restricted Insiders may not engage in any of the following transactions with respect to Company Securities: • short sales; • buying or selling Company options (other than options granted pursuant to the Company’s stock plans), including puts or calls; • holding Company Securities in margin accounts and/or pledging Company Securities as collateral; • exercising stock appreciation rights; • hedging transactions; and • placing standing orders with a broker to buy or sell Company Securities (other than when such orders are made pursuant to a SEC Rule 10b5-1 Trading Plan). Stock Appreciation Rights This Policy’s trading restrictions do apply to exercises of stock appreciation rights. TRANSACTIONS UNDER COMPANY PLANS This Policy does not apply in the case of the following transactions, except as specifically noted: Restricted Stock Awards and Restricted Stock Units This Policy does not apply to the granting or vesting of restricted stock awards (RSAs) and restricted stock units (RSUs) or the exercise of a tax withholding right pursuant to which an employee elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any RSA or RSU. The Policy does apply, however, to any subsequent market sale of shares produced from the award vesting.

INSIDER TRADING POLICY Insider Trading Policy Page 5 Stock Option Exercises This Policy does not apply to the exercise of employee stock options awarded under the Company’s stock plans where no Company stock is sold in the market to fund the exercise price of an option. However, this Policy does apply to (i) any sale of shares subject to an employee stock option as part of a cashless exercise of an option (whether net proceeds are received in cash or shares) and (ii) any other sale or exchange of shares to generate the consideration needed to fund the exercise price of an option. 401(k) Plan This Policy’s trading restrictions do not apply to the purchase of Company Securities pursuant to the Company 401(k) resulting from a participant’s earlier election (provided such election was made at a time when not aware of material nonpublic information) to allocate periodic contributions of money to the Company 401(k) through an automatic payroll deduction. This Policy’s trading restrictions do apply to certain new elections or change to elections involving the Company 401(k), including the following transactions: • an election to increase or decrease the percentage of periodic contributions that will be allocated to Company Securities; • an election to make an intra-plan transfer of an existing account balance into or out of Company Securities; • an election to borrow money against a participant’s Company 401(k) plan account if the loan will result in a change (including a full or partial liquidation) in a participant’s balance of Company Securities; and • an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to Company Securities. ADDITIONAL PROCEDURES The Company has established additional procedures to assist the management of the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only as described below. Quarterly Trading Windows Restricted Insiders and certain designated employees may only engage in transactions in Company Securities (including Bona Fide Gifts) during an open trading window or pursuant to a SEC Rule 10b5-1 Trading Plan. Event Specific Trading Windows From time to time, an event may occur that could be material to the Company and is known by only a few employees and/or Directors. In such circumstances, the General Counsel or their designee may notify certain employees and/or Directors that they may not trade in Company Securities until further notice.

INSIDER TRADING POLICY Insider Trading Policy Page 6 Mandatory Preclearance of Transactions by Restricted Insiders Restricted Insiders must receive preclearance from the General Counsel or their designee prior to executing any transactions in Company Securities. When a request for preclearance is made, the requestor should: • carefully consider whether he or she may be aware of any material nonpublic information about the Company; • indicate whether he or she has effected any non-exempt “opposite-way” transactions (e.g., an open market sale would be opposite any open market purchase and vice versa) within the past six months; • be prepared to report the proposed transaction on an appropriate Form 4 or Form 5; and • be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. If a person seeks preclearance and permission to engage in the transaction is denied, then he or she should refrain from: (i) initiating any transaction in Company Securities, and (ii) alerting others that the transaction has been denied. Exceptions The quarterly trading restrictions and event-driven trading restrictions do not apply to those transactions to which this Policy does not apply, as described above under the headings “Transactions Under Company Plans”. Further, the requirement for pre-clearance, the quarterly trading restrictions and event-driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Pre-Planned Trading Programs.” PRE-PLANNED TRADING PROGRAMS Insiders may sell or purchase Company Securities under certain pre-planned trading programs (i.e., SEC Rule 10b5-1 Trading Plans) that: • are entered into at a time when not in possession of material nonpublic information concerning the Company and only during an open trading window; • comply with SEC Rule 10b5-1, or any successor rule, including, but not limited to appropriate cooling off periods, certifications, and representations; and • have been approved in advance, in writing, by the General Counsel or their designee. PERSONAL RESPONSIBILITY FOR COMPLIANCE WITH THIS POLICY Compliance with this Policy, including having the General Counsel or their designee preclear a proposed transaction, is not an assurance that an Insider Trading violation will not be found to have occurred. This Policy is only designed to reduce the risk that such violation will be found to have occurred. Responsibility for adhering to this Policy and avoiding improper trading rests exclusively with each Insider and preclearance of trades and, if applicable, of SEC Rule 10b5-1 Trading Plans, by the General Counsel or their designee, does not reduce the obligations imposed on such Insiders by applicable laws. An Insider may from time to time have to forego a proposed transaction in Company Securities even if he or she planned to make the transaction before learning of the material nonpublic information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting.

INSIDER TRADING POLICY Insider Trading Policy Page 7 Insiders are also responsible for ensuring that Family Members comply with this Policy. This Policy also applies to any entities controlled by Insiders, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the Insider’s own account. All questions and requests for determinations under this Policy shall be directed to the General Counsel whose decision shall be final. POST-TERMINATION TRANSACTIONS This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an Insider is in possession of material nonpublic information when his or her service terminates, that Insider may not engage in transactions in Company Securities until that information has become public or is no longer material. CONFIDENTIALITY Insiders must maintain the confidentiality of nonpublic information relating to the Company. Information should be shared inside the Company only as necessary to support the Company’s business objectives. Nonpublic Information should be disclosed outside of the Company only through established and authorized Company practices and procedures. REPORTING OF VIOLATIONS Any person who violates this Policy or any federal or state law governing Insider trading or tipping, or who knows of any such violation by another person, should report the matter immediately to the General Counsel. Employees are obligated to report suspected and actual violations of this Policy or the law. Failure to do so could result in disciplinary action up to, and including, termination of employment. PERIODIC REVIEW Internal and/or external reviews of compliance with this Policy and related activities may be conducted periodically. Additionally, regulatory authorities may conduct examinations of the subject matter of this Policy and the Company’s compliance with related laws, rules, and regulations. Any issues identified during a review or exam will be documented by the reviewer/examiner, reported to management, and remediated to the extent necessary and on the agreed timeline. Commencing in February 2025, this Policy will be filed annually with the SEC as an exhibit to the Company’s Annual Report on Form 10-K.

INSIDER TRADING POLICY Insider Trading Policy Page 8 APPLICABLE LAWS, REGULATIONS, AND RELATED DOCUMENTS Security and Exchange Commission adopted final rule Insider Trading Arrangements and Related Disclosures in December 2022. The final rule included several amendments and new disclosure requirements to the rule under the Securities Exchange Act of 1934. The Rule impacts 17 CFR Parts 229, 232, 240, and 249.